Execution Version 1 AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT This Amendment to Transfer Agency and Service Agreement (“Amendment”) is made as of the ____ day of May, 2023, by and between Global X Funds, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Appendix A hereto (as such Appendix may be amended from time to time) (each a “Fund” and collectively, the “Funds”) having its principal office and place of business at 605 Third Avenue, 43rd Floor, New York, NY 10158, and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”). BACKGROUND: A. The Bank and each Fund are parties to a Transfer Agency and Service Agreement made as of September 20, 2022, as amended to date (the “Agreement”) relating to the Bank’s provision of services to each Fund on behalf of each of its series. B. The parties desire to amend the Agreement as set forth herein. TERMS: The parties hereby agree that: 1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto. 2. The Trust and the Bank agree that for the additional Funds added by the Appendix A attached hereto, fees and expenses shall be invoiced and payable to the Bank beginning upon the commencement of services under the Agreement to such Funds. 3. Miscellaneous. (a) Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. (c) The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto. (d) The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of 31

Execution Version 2 this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment. (e) This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws. [Signature page follows.]

Execution Version 3 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. GLOBAL X FUNDS, ON BEHALF OF THE FUNDS LISTED ON APPENDIX A By: _______________________________________ Name: Title: Date: THE BANK OF NEW YORK MELLON By: _______________________________________ Name: Title: Date: John Belanger COO May 31, 2023 Nicole Fouron Managing Director June 7, 2023

Execution Version 4 APPENDIX A (Amended as of May __, 2023) Funds Global X Russell 2000 Covered Call & Growth ETF Global X Financials Covered Call & Growth ETF Global X Health Care Covered Call & Growth ETF Global X Information Technology Covered Call & Growth ETF Global X Emerging Markets ETF Global X Emerging Markets Great Consumer ETF Global X Nasdaq 100 ESG Covered Call ETF Global X S&P 500 ESG Covered Call ETF Global X PropTech ETF Global X Carbon Credits Strategy ETF Global X Aging Population ETF Global X AgTech & Food Innovation ETF Global X Artificial Intelligence & Technology ETF Global X Autonomous & Electric Vehicles ETF Global X Blockchain & Bitcoin Strategy ETF Global X Blockchain ETF Global X Cannabis ETF Global X Clean Water ETF Global X CleanTech ETF Global X Copper Miners ETF Global X Cybersecurity ETF

Execution Version 5 Global X Data Center REITs & Digital Infrastructure ETF Global X DAX Germany ETF Global X Disruptive Materials ETF Global X Dow 30 Covered Call ETF Global X E-Commerce ETF Global X Emerging Markets Bond ETF Global X Emerging Markets Internet & E-commerce ETF Global X FinTech ETF Global X FTSE Southeast Asia ETF Global X Genomics & Biotechnology ETF Global X Gold Explorers ETF Global X Green Building ETF Global X Hydrogen ETF Global X Interest Rate Hedge ETF Global X Interest Rate Volatility & Inflation Hedge ETF Global X Internet of Things ETF Global X Lithium and Battery Tech ETF Global X Metaverse ETF Global X MSCI Argentina ETF Global X MSCI China Communication Services ETF Global X MSCI China Consumer Discretionary ETF Global X MSCI China Consumer Staples ETF Global X MSCI China Energy ETF Global X MSCI China Financials ETF

Execution Version 6 Global X MSCI China Health Care ETF Global X MSCI China Industrials ETF Global X MSCI China Information Technology ETF Global X MSCI China Materials ETF Global X MSCI China Real Estate ETF Global X MSCI China Utilities ETF Global X MSCI Colombia ETF Global X MSCI Greece ETF Global X MSCI Next Emerging & Frontier ETF Global X MSCI Nigeria ETF Global X MSCI Norway ETF Global X MSCI Pakistan ETF Global X MSCI Portugal ETF Global X MSCI SuperDividend EAFE ETF Global X MSCI SuperDividend Emerging Markets ETF Global X MSCI Vietnam ETF Global X NASDAQ 100 Collar 95-110 ETF Global X Nasdaq 100 Covered Call & Growth ETF Global X Nasdaq 100 Covered Call ETF Global X NASDAQ 100 Risk Managed Income ETF Global X NASDAQ 100 Tail Risk ETF Global X Renewable Energy Producers ETF Global X Robotics & Artificial Intelligence ETF Global X Russell 2000 Covered Call ETF

Execution Version 7 Global X S&P 500 Collar 95-110 ETF Global X S&P 500 Covered Call & Growth ETF Global X S&P 500 Covered Call ETF Global X S&P 500 Risk Managed Income ETF Global X S&P 500 Tail Risk ETF Global X S&P Catholic Values Developed ex-U.S. ETF Global X Silver Miners ETF Global X Social Media ETF Global X Solar ETF Global X SuperDividend ETF Global X SuperDividend REIT ETF Global X SuperDividend U.S. ETF Global X Thematic Growth ETF Global X Uranium ETF Global X Video Games & Esports ETF Global X Wind Energy ETF Global X Dow 30® Covered Call & Growth ETF Global X 1-3 Month T-Bill ETF Global X Defense Tech ETF Global X Brazil Active ETF Global X India Active ETF Global X Gold Income Strategy ETF Global X U.S. Cash Flow Kings 100 ETF